EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
JANUARY 2018 MONTHLY DIVIDEND AND
DECEMBER 31, 2017 RMBS PORTFOLIO CHARACTERISTICS

•	January 2018 Monthly Dividend of $0.11 Per Share
•	Estimated Book Value Per Share at December 31, 2017 of $8.71
•	Estimated GAAP net loss of $0.12 per share for the quarter ended December 31, 2017, including an estimated $0.58 per share of realized and unrealized losses on RMBS and derivative instruments
•	Estimated GAAP net income of $0.04 per share for the year ended December 31, 2017, including an estimated $1.98 per share of realized and unrealized losses on RMBS and derivative instruments
•	Estimated (0.2)% total return on equity for the quarter, or (0.9)% annualized. Estimated total return for the year was 2.9%
•	RMBS Portfolio Characteristics as of December 31, 2017

Vero Beach, Fla., January 10, 2018 - Orchid Island Capital, Inc. (the "Company") (NYSE:ORC) announced today that the Board of Directors declared a monthly cash dividend for the month of January 2018. The dividend of $0.11 per share will be paid February 9, 2018 to holders of record on January 31, 2018, with an ex-dividend date of January 30, 2018.

Commenting on the change to the Company's monthly distribution rate, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The decision to reduce our monthly dividend from $0.14 to $0.11 was a difficult one but a necessary one.  The current interest rate and investment environment has put downward pressure on the earnings power of the portfolio.  In particular, continued upward movements in our borrowing costs driven by rate increases by the Federal Reserve, without a corresponding increase in yields available on the Agency RMBS assets we acquire, has depressed our net interest margin and necessitated the reduction in our monthly dividend."

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT"), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of January 10, 2018, the Company had 53,061,904 shares outstanding. At September 30, 2017, the Company had 45,308,169 shares outstanding.

Estimated December 31, 2017 Book Value Per Share

The Company's estimated book value per share as of December 31, 2017 was $8.71.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At December 31, 2017, the Company's preliminary estimated total stockholders' equity was approximately $462.2 million with 53,061,904 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company's independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net loss per share of $0.12, which includes $0.58 per share of realized and unrealized losses on RMBS and derivative instruments for the quarter ended December 31, 2017.  These figures compare to three monthly dividends declared during the quarter of $0.14, for a total of $0.42 declared during the quarter.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company's independent registered public accounting firm.

Estimated Return on Equity

The Company's estimated total return on equity for the quarter ended December 31, 2017 was (0.2)%, or (0.9)% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company's stockholders' equity at the beginning of the quarter.  The total return was $(0.02) per share, comprised of dividends per share of $0.42 and a decrease in book value per share of $0.44 from September 30, 2017.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of December 31, 2017 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company's financial statements and associated footnotes as of and for the quarter ended December 31, 2017, are subject to review by the Company's independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company's distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2016.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Dec 2017 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Jan)
As of December 31, 2017
Adjustable Rate RMBS	$1,660	$1,754	$105.67	0.05%	3.95%	0.02%
10-1 Hybrid Rate RMBS	27,173	27,398	100.83	0.73%	2.59%	12.94%
Hybrid Adjustable Rate RMBS	27,173	27,398	100.83	0.73%	2.59%	12.94%
15 Year Fixed Rate RMBS	39,193	40,729	103.92	1.09%	3.50%	12.10%
20 Year Fixed Rate RMBS	378,181	400,025	105.78	10.68%	4.00%	6.09%
30 Year Fixed Rate RMBS	2,947,170	3,153,779	107.01	84.22%	4.29%	5.71%
Total Fixed Rate RMBS	3,364,544	3,594,533	106.84	95.99%	4.25%	5.83%
Total Pass-through RMBS	3,393,377	3,623,685	106.79	96.77%	4.24%	5.88%
Interest-Only Securities	701,740	86,918	12.39	2.32%	3.75%	13.65%
Inverse Interest-Only Securities	266,958	34,208	12.81	0.91%	4.02%	11.65%
Structured RMBS	968,698	121,126	12.50	3.23%	3.82%	13.10%
Total Mortgage Assets	$4,362,075	$3,744,811		100.00%	4.23%	7.48%

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of December 31, 2017			As of December 31, 2017
Fannie Mae	$2,242,214	59.9%	Whole Pool Assets	$3,054,748	81.6%
Freddie Mac	1,496,615	39.9%	Non-Whole Pool Assets	690,063	18.4%
Ginnie Mae	5,982	0.2%	Total Mortgage Assets	$3,744,811	100.0%
Total Mortgage Assets	$3,744,811	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of December 31, 2017	Borrowings	Debt	in Days	Maturity
J.P. Morgan Securities LLC	$603,492	17.0%	140	8/10/2018
Mirae Asset Securities (USA) Inc.	308,553	8.7%	99	8/10/2018
Wells Fargo Bank, N.A.	240,456	6.8%	13	1/12/2018
Citigroup Global Markets Inc	230,329	6.5%	31	3/13/2018
RBC Capital Markets, LLC	221,684	6.3%	14	1/12/2018
Guggenheim Securities, LLC	213,970	6.1%	48	3/27/2018
Cantor Fitzgerald & Co	206,261	5.8%	35	2/16/2018
Mizuho Securities USA, Inc	197,751	5.6%	19	1/22/2018
Mitsubishi UFJ Securities (USA), Inc	187,974	5.3%	19	1/22/2018
ED&F Man Capital Markets Inc	167,519	4.7%	52	3/19/2018
Goldman, Sachs & Co	156,862	4.4%	56	3/29/2018
ICBC Financial Services LLC	154,136	4.4%	33	1/31/2018
Nomura Securities International, Inc.	140,555	4.0%	18	1/29/2018
Merrill Lynch, Pierce, Fenner & Smith Incorporated	105,347	3.0%	11	1/12/2018
Natixis, New York Branch	103,560	2.9%	22	1/26/2018
FHLB-Cincinnati	94,794	2.7%	4	1/2/2018
Daiwa Securities America Inc.	68,945	2.0%	12	1/12/2018
KGS-Alpha Capital Markets, L.P	65,500	1.9%	94	8/14/2018
Lucid Cash Fund USG LLC	25,062	0.7%	19	1/17/2018
ING Financial Markets LLC	17,114	0.5%	4	1/2/2018
J.V.B. Financial Group, LLC	12,915	0.4%	74	3/13/2018
South Street Securities, LLC	11,007	0.3%	31	1/29/2018
Total Borrowings	$3,533,786	100.0%	54	8/14/2018

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of December 31, 2017
Adjustable Rate RMBS	$1,754	5	10.05%	2.00%	$13	$(6)
Hybrid Adjustable Rate RMBS	27,398	60	7.59%	2.00%	372	(397)
Total Fixed Rate RMBS	3,594,533	n/a	n/a	n/a	48,204	(78,228)
Total Pass-through RMBS	3,623,685	n/a	n/a	n/a	48,589	(78,631)
Interest-Only Securities	86,918	n/a	n/a	n/a	(15,869)	9,561
Inverse Interest-Only Securities	34,208	0	5.11%	n/a	1,588	(3,866)
Structured RMBS	121,126	n/a	n/a	n/a	(14,281)	5,695
Total Mortgage Assets	$3,744,811	n/a	n/a	n/a	$34,308	$(72,936)

Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance(2)	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$1,183,333	Dec-2020	$(15,174)	$17,750
Treasury Futures Contracts - Short Positions			140,000	Mar-2018	(4,683)	5,566
Payer Swaps			1,010,000	Aug-2022	(13,296)	13,296
Payer Swaption			200,000	Aug-2025	(2,512)	4,316
TBA Short Positions			300,444	Jan-2018	(6,655)	9,731
Total Hedges					(42,320)	50,659

Grand Total					$(8,012)	$(22,277)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Treasury futures contracts were valued at a price of $124.05 at December 31, 2017. The notional contract value of the short position was $173.7 million.

Returns By Quarter
($ Per Share)
	Q1	Q2	Q3	Q4	YTD
	2017	2017	2017	2017	2017
Beginning Book Value	$10.10	$9.75	$9.23	$9.15	$10.10
Dividends Paid	0.42	0.42	0.42	0.42	1.68
Ending Book Value	9.75	9.23	9.15	8.71	8.71
Total Return	$0.07	$(0.10)	$0.34	$(0.02)	$0.29
% Return (Not Annualized)	0.7%	(1.0)%	3.7%	(0.2)%	2.9%
% Return (Annualized)	2.8%	(4.1)%	14.7%	(0.9)%	2.9%

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400